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                                                                 EXHIBIT 9

H.A. SIMONS LTD.
350, 10333 Southport Road S.W.                    Tel: (403) 258-4218
Calgary, Alberta, CANADA T2W 3X6                  Fax: (403) 258-4200
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June 11, 1996



Dakota Mining Corporation
410 17th Street, Suite 2450
Denver, CO  80202

Attention:  Robert R. Gilmore

Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dakota Mining Corporation (the "Company") covering 1,606,446 common shares of the Company of our report dated March 6, 1996, entitled "Stibnite Mining District Mineral Inventory" which report is referred to in the December 31, 1995 annual report on Form 10-K of the Company.

Very truly yours,

H.A. SIMONS LTD.


/s/ N. (Norm) S. Pitcher
Principal Geologist